UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

GREEN STREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

16620 Marquez Ave

Pacific Palisades, CA 90272

(Address of principal executive offices)

(310) 230-0240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

1

Item 8.01 Other Events.

On June 12, 2020, Paul Khan, Marc Desparois, Ken Williams, Wendy Williams, and Connie Helwig (collectively referred to herein as the “Joint Filers”) jointly filed a Schedule 13G with the US Securities Exchange Commission each claiming ownership of 30,000 Series B Preferred Stock of the Green Stream Holdings Inc. as of March 10, 2020 (the “Company”). The Joint Filers do not in fact own any Series B Preferred Stock.

Each of the Joint Filers surrendered any shares of Series B Preferred Stock owned by them in accordance with the Settlement Agreement attached as Exhibit 10.1 to the Company’s filing on Form 10 filed on May 1, 2020 and Exhibit 6.1 to the Company’s filing on Form 1-A on September 27, 2019 and the Amendment to the Settlement Agreement filed on the Company’s Post-Effective Amendment to Form 1-A on April 16, 2020.

As set forth in the Company’s filings on Form 10 and Form 1-A, the Joint Filers also claim that they are holders or beneficiaries of certain convertible promissory notes (the “Purported Notes”). The Company believes that the Purported Notes are invalid or fictitious. The filing of the false Schedule 13G is part of pattern of acts by the Joint Filers to force the Company to accept the validity of the Purported Notes.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: June 30, 2020	By: /s/ Madeleine Cammarata
Madeleine Cammarata, Chief Executive Officer